UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 18, 2018

Date of Report (Date of earliest event reported)

Cars.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37869	81-3693660
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

300 S. Riverside Plaza, Suite 1000

Chicago, Illinois 60606

(Address of principal executive offices)

(312) 601-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2018, pursuant to an agreement, dated March 22, 2018, between Cars.com Inc. (the “Company”) and Starboard Value LP and certain of its affiliates named therein (collectively, “Starboard”), the Board of Directors (the “Board”) of the Company increased the size of the Board from eight to ten members and appointed each of Michael Kelly and Bryan Wiener as nominees to fill the vacancies created by such increase, effective immediately.  Mike will serve on the Board’s Audit and Compensation Committees, and Bryan will serve on the Board’s Compensation and Nominating and Corporate Governance Committees.

Mike and Bryan each received $25,000 in cash from Starboard in connection with their nomination. The after-tax proceeds from such compensation was used to acquire securities of the Company. Neither director will receive additional compensation from Starboard in connection with their service as directors of the Company.

As non-employee directors, Mike and Bryan will each receive an annual cash retainer of $75,000, payable quarterly and an annual equity award in the form of restricted stock units (“RSUs”) with a grant date value equal to $150,000.  The RSUs will vest upon the earlier of the anniversary of the grant date or the date immediately preceding the day of the next annual meeting of stockholders. There are no transactions in which Mike or Bryan has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 18, 2018, the Company held its annual meeting of stockholders (the “Annual Meeting”).  The matters submitted to the Company’s stockholders at the Annual Meeting and the voting results are as follows:

Proposal 1Election of Directors

The Company’s stockholders elected the following nominees as directors of the Company, each to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified, by the vote set forth below:

Nominee	For	Against	Broker Non-Votes
Jerri DeVard	60,384,168	1,079,879	5,268,438
Scott Forbes	56,721,839	4,742,208	5,268,438
Jill Greenthal	61,166,025	298,022	5,268,438
Thomas Hale	61,165,382	298,665	5,268,438
Donald A. McGovern, Jr.	60,346,085	1,117,962	5,268,438
Greg Revelle	60,391,161	1,072,886	5,268,438
Bala Subramanian	61,187,894	276,153	5,268,438
T. Alex Vetter	60,394,353	1,069,694	5,268,438

Proposal 2Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year. The results of the cote are set forth below:

For	Against	Abstain
65,622,633	1,022,179	87,673

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cars.com Inc.

Date: May 18, 2018	By:	/s/ James F. Rogers
James F. Rogers Chief Legal Officer